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                                                                   EXHIBIT 10.12
                                    TERM NOTE

$1,000,000.00                                                       May 10, 1996
                                                                  Columbus, Ohio

         FOR VALUE RECEIVED, D.P.E.C., Inc., an Ohio corporation (hereinafter called the "Borrower"), promises to pay to the order of Carol A. Clark (hereinafter called "Clark", which term shall include any holder hereof) at such place as Clark may designate or, in the absence of such designation, at 1679 Old Henderson Road, Columbus, Ohio 43220, the principal sum of One Million Dollars ($1,000,000) (hereinafter called the "Principal Sum"), together with interest as hereinafter provided, and payable at the time(s) and in the manner(s) hereinafter provided. The Borrower further agrees that Clark's calculation of the amount outstanding shall be rebuttably presumptive evidence of the amount of the Principal Sum and of the amount of any accrued interest.

                                    Interest

         Interest will accrue on the unpaid balance of the Principal Sum until paid at a variable rate of interest per annum, which shall change in the manner set forth below, equal to the sum of (i) one hundred (100) basis points, plus
(ii) the Prime Commercial Rate.

         All interest shall be calculated on the basis of a 360 day year for the actual number of days the Principal Sum or any part thereof remains unpaid. There shall be no penalty for prepayment.

         As used herein, Prime Commercial Rate shall mean the rate established by The Huntington National Bank ("HNB") from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily HNB's most favored rate. The rate of interest on the obligation evidenced hereby shall change automatically without notice to the Borrower immediately with each change in the Prime Commercial Rate.

                                Manner of Payment

         The Borrower shall pay consecutive monthly installments of INTEREST ONLY on the Principal Sum commencing on June 10, 1996 and continuing on the same day of each month thereafter until and including November 10, 1997. Thereafter, the Principal Sum and interest thereon shall be payable in monthly installments of principal and interest in an amount sufficient to amortize the Principal Sum over a term of eighty-four (84) months, with the first installment due on December 10, 1997 and continuing on the same day of each month thereafter until November 10, 2004, at which time the entire unpaid balance of the Principal Sum plus accrued interest shall be due and payable


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immediately. Each payment shall be applied first to costs, then to interest, then to the Principal Sum.

                            Late Charge; Default Rate

         Any installment or other payment not made within 10 days of the date such installment or payment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment. During any period when any Event of Default shall have occurred and be continuing, or upon maturity of this Note (by acceleration or otherwise), the entire unpaid Principal Sum shall bear interest from the date of such Event of Default until paid in full (after as well as before judgment) at a fluctuating rate per annum equal to two hundred (200) basis points above the rate which would otherwise be applicable.

                              Additional Covenants

         Until payment in full of this Note, the Borrower shall provide, or cause to be provided, to Clark within 15 days after end of each calendar quarter, a certification of the Borrower stating that no material adverse change has occurred in the Borrower's financial condition, individually or in the aggregate, since the prior certificate was submitted to Clark.

                                     Default

         An "Event of Default" shall exist if any of the following occurs and is continuing (a) in the case of any monetary default, 10 days after Clark gives the Borrower notice thereof, and (b) in the case of any non-monetary default, 20 days after Clark gives the Borrower notice thereof:

                  (a) the Borrower fails to make any payment of principal or interest of this Note on or before the date such payment is due;

                  (b) the Borrower fails to comply with any other provision of this Note;

                  (c) the Borrower fails to perform or observe any covenant contained in any mortgage, guaranty, security agreement or other agreement in favor of HNB (all collectively referred to as the "Loan Documents");

                  (d) any warranty, representation or other statement by or on behalf of the Borrower, contained in this Note or in any instrument furnished in compliance with or in reference to this Note or the Loan Documents is false or misleading in any material respect;

                  (e) the Borrower becomes insolvent or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator;


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                  (f) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by or against the Borrower and, in the case of any involuntary proceeding is not dismissed within 60 days;

                  (g) a final judgment or judgments for the payment of money aggregating in excess of $50,000 is or are outstanding against the Borrower and any such judgment or judgments have not been discharged in full or stayed; or

                  (h) the occurrence of any event which allows the acceleration of the maturity of any indebtedness of the Borrower by HNB or any of HNB's affiliates.

         Notwithstanding the above, no Event of Default shall exist with respect to any failure on the part of the Borrower to make payments hereunder which are prohibited by Section 3.08 of the Second Amended and Restated Shareholders Agreement dated May 10, 1996 to which the Borrower and Clark are parties.

                                Default; Remedies

         If an Event of Default exists, Clark may immediately exercise any right, power or remedy permitted to Clark by law or any provision of this Note or the Loan Documents, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on this Note to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

                               Rights of Borrower

         Borrower has executed and delivered to HNB a Guaranty of even date herewith (the "Guaranty") with respect to Clark's $800,000 Note to HNB (the "Clark Note"). By accepting delivery of Borrower's Note to Clark, Clark agrees that the aggregate amount outstanding on such Note shall be reduced by the aggregate of all amounts Borrower is required to pay to HNB on the Clark Note pursuant to the Guaranty.

                               General Provisions

         All of the parties hereto, including the Borrower, and any indorser, surety or guarantor, hereby severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, and consent that, without discharging any of them, the time of payment may be extended an unlimited number of times before or after maturity without notice. Clark shall not be required to pursue any party hereto, including any guarantor, or to exercise any rights against any collateral herefor before exercising any other such rights.

         The obligations evidenced hereby from time to time may be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security


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interest or mortgage which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

         The captions used herein are for reference only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected.

         This Note and the rights and obligations of Clark and the Borrower hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of Ohio. The Borrower agrees that any legal suit, action or proceeding arising out of or relating to this Note may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio; waives any objection which it may have now or hereafter to the venue of any such suit, action or proceeding; and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

         The Borrower hereby irrevocably authorizes any attorney-at-law, including any attorney-at-law employed or retained by Clark, to appear for the Borrower in any action on this Note at any time after the same becomes due as herein provided, in any court of record situated in Franklin County, Ohio (which the Borrower acknowledges to be the place where this Note was executed), in the county where the Borrower then has its place of business or can be found, to waive the issuing and service of process, and confess a judgment in favor of the holder of this Note against the Borrower for the amount that may then be due, with interest at the rate provided for herein, together with the costs of suit, and to waive and release all errors in said proceedings and the right to appeal from the judgment rendered. The Borrower consents to the jurisdiction and venue of such court. The Borrower waives any conflict of interest that any attorney-at-law employed or retained by Clark may have in confessing judgment hereunder and consents to the payment of a legal fee to any attorney-at-law confessing judgment hereunder.

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WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

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                                                     D.P.E.C., INC.


                                                     By:  /s/ Carol Clark
                                                        ------------------------

                                                     Title:  /s/ Its President
                                                           --------------------


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